Exhibit 99.2

Special Power of Attorney

The undersigned, as Co-Trustees of the Bill & Melinda Gates Foundation, do hereby constitute and appoint Michael Larson as the true and lawful attorney of the undersigned, and authorize and designate him to sign on behalf of the undersigned, and to file filings and any amendments thereto made by or on behalf of the undersigned in respect of the beneficial ownership of equity securities held by the undersigned, directly, indirectly or beneficially, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and rules and regulations under each of such laws.  The undersigned acknowledge that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with the Securities Act or the Exchange Act.

This Special Power of Attorney shall remain in full force and effect until withdrawn by the undersigned in a signed writing delivered to the foregoing attorney-in-fact and to Christopher M. Carletti, Preston Gates & Ellis LLP, 925 Fourth Avenue, Suite 2900, Seattle, WA 98104.

IN WITNESS WHEREOF, the undersigned has caused this Special Power of Attorney to be executed this 4th day of February, 2005.

/s/ William H. Gates III
William H. Gates, III, Co-Trustee of the Bill & Melinda Gates Foundation

/s/ Melinda F. Gates
Melinda French Gates, Co-Trustee of the Bill & Melinda Gates Foundation

/s/ Christine Turner	/s/ Wendy Langen
WITNESS	WITNESS

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that William H. Gates, III, is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as Co-Trustee of the Bill & Melinda Gates Foundation to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated	February 4, 2005	/s/ L. Paull
Signature of Notary Public
[Seal or Stamp]		L. Paull
Print Name
		My appointment expires	4-15-08

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that Melinda French Gates is the person who appeared before me, and said person acknowledged that she signed this instrument, on oath stated that she was authorized to execute the instrument and acknowledged it as Co-Trustee of the Bill & Melinda Gates Foundation to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated	2/4/05	/s/ Linda J. LaBrue
Signature of Notary Public
[Seal or Stamp]		Linda J. LaBrue
Print Name
		My appointment expires	4/10/07